UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2009
SPARTON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-1000	23-2951943
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer ID)

425 Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code — (800) 772-7866
N/A
(Former name, address and fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Explanatory Note
This Form 8-K is being filed solely for the purpose of setting forth in a filing pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a complete updated description of the common stock of Sparton Corporation (“Registrant” or “our”).
Description of Registrant’s Common Stock.
The following is a brief description only and is not intended to be a complete legal description of our common stock or of the provisions of our articles of incorporation, code of regulations and bylaws, as amended, and described below.
General
Our articles of incorporation provide that we may issue up to 15,000,000 shares of common stock, par value of $1.25 per share, and 200,000 shares of serial preferred stock, without par value. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is registered under Section 12(b) of the Exchange Act and is traded on the New York Stock Exchange under the symbol “SPA.”
Voting Rights
Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of the shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.
There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock entitled to vote can elect all of the directors then standing for election.
When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring a higher vote under applicable law, our articles of incorporation or our code of regulations. Our articles of incorporation and code of regulations provide certain anti-takeover provisions which may limit shareholders’ rights to effect a change in control, as described under the section below: “Anti-Takeover Provisions of Articles of Incorporation and Code of Regulations.”
Classification of Board of Directors
Our code of regulations provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms.
Dividends, Liquidation and Other Rights
Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends, subject to payment of dividends on any of our outstanding series of preferred stock. Our common shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferential rights of any series of our preferred stock that may then be outstanding.
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Preferred Stock
The rights of holders of our common stock may be limited by the rights of holders of our serial preferred stock that may be outstanding.
Our articles of incorporation authorize us to issue up to 200,000 shares of preferred stock, no par value. If issued, serial preferred stock would entitle the holder to preferential cumulative dividends, preferential liquidation rights and, under certain circumstances when dividends have not been paid on the shares of serial preferred stock, the right to elect two directors to our board. Each share of serial preferred stock is entitled to one vote on all matters presented to shareholders. In addition to any other vote or consent required by law or our articles of incorporation or code of regulations, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of serial preferred stock, voting as a separate class, is required in order to take certain actions affecting the serial preferred stock.
Anti-Takeover Provisions of Articles of Incorporation and Code of Regulations
Our code of regulations provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.
The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.
Additionally, our articles of incorporation and code of regulations contain certain other provisions that may have the effect of deterring or discouraging an attempt to take control of Registrant. Among other things, these provisions:
•	eliminate cumulative voting in the election of directors;

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.1	Amended Articles of Incorporation of the Registrant are incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

3.2	Amended Code of Regulations of the Registrant is incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

3.3	Amended Bylaws of the Registrant are incorporated by reference from the exhibits to Form 8-K filed on November 3, 2008, Commission File No. 1-1000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
Date: December 29, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Articles of the Registrant are incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

3.2	Amended Code of Regulations of the Registrant is incorporated by reference from the exhibits to Registrant’s Form 10-Q filed on November 12, 2004, Commission File No. 1-1000.

3.3	Amended Bylaws of the Registrant are incorporated by reference from the exhibits to Form 8-K filed on November 3, 2008 , Commission File No. 1-1000.

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